Exhibit 99.1

Investor Contact: Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO ANNOUNCES CREDIT FACILTY UPDATES
Signs Commitment Letter for New Financing; Negotiates Extension on Current Financing

ITASCA, Ill. – December 14, 2005— Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today announced that the Company signed a commitment letter with LaSalle Business Credit, LLC to arrange a new $75 million senior secured credit facility. If entered into, the new credit facility with LaSalle will have a term of five years and will replace the Company’s existing credit facility with Bank of America, as successor to Fleet National Bank, and LaSalle Bank. The commitment letter is subject to a number of conditions. As the Administrative Agent, LaSalle expects to form a syndicate of financial institutions to participate in the new credit facility. Enesco must close on the new credit facility on or before January 31, 2006.

Enesco currently is negotiating an extension of the maturity under its current credit facility through January 1, 2007.

“We have a strong, long-term business partnership with LaSalle under our current credit facility, and are pleased to continue this partnership for the proposed long-term replacement credit facility,” said Cynthia Passmore-McLaughlin, president and CEO of Enesco Group, Inc. “This commitment letter marks an additional step for Enesco toward achieving a cost-efficient capital structure for the business today and for the future.”

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 30,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Border Fine Arts, Bratz, Circle of Love, Foundations, Halcyon Days, Heartwood Creek, Jim Shore Designs, Lilliput Lane, Nickelodeon, Pooh & Friends, Walt Disney Classics Collection, and Walt Disney Company, among others. Further information is available on the Company’s web site at www.enesco.com.

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in implementing its comprehensive plan for operating improvement and achieving its goals for cost savings and market share increases; the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Disney and Heartwood Creek licenses; the Company’s ability to grow revenues in mass and niche market channels; the Company’s ability to comply with covenants contained in its credit facility; the Company’s ability to obtain a new global senior credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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